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                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                 PRESSTEK, INC.

                  AGREEMENT made as of this 15th day of February, 1996 (the "Grant Date") between Presstek, Inc. (the "Company"), a Delaware corporation, having a principal place of business in Hudson, New Hampshire, and Marc G. Langlois (the "Grantee") residing at 5717 N. Camino Arturo, Tucson, Arizona 85718.

                  WHEREAS, the Company desires to grant to the Grantee an Incentive Stock Option to purchase shares of its common stock of a par value of $.01 a share, under and for the purposes of the 1994 Stock Option Plan of the Company (the "Plan") pursuant to the terms thereof;

                  WHEREAS, the Company and the Grantee understand and agree that unless otherwise defined herein any terms used herein have the same meanings as in the Plan.

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

                  1. Grant of Option. The Company hereby grants to the Grantee the right and option to purchase all or any part of an aggregate of 47,500 shares of its Common Stock, $.01 par value (the "Option Shares"), on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Grantee acknowledges receipt of a copy of the Plan.


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                  2. Purchase Price. The purchase price of the Option Shares covered by the Option shall be $89.50 per share.

                  3. Exercise of Option. The Option granted hereby may be exercised cumulatively on each of the first, second, third and fourth anniversaries of the Grant Date as to 25%, 50%, 75% and 100% of the Option Shares, subject to the prior exercise of any portion of the Option Shares.

                  4. Term of Option. The option shall terminate five (5) years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

                  If the Grantee ceases to be employed by the Company or a subsidiary thereof for any reason other than death, Disability, termination for cause or voluntary termination without the consent of the Company, the Option may be exercised within thirty (30) days after the date the Grantee ceases to be an employee, or within five (5) years from the granting of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the right to purchase Option Shares under the Plan has accrued and is in effect at the date of such cessation of employment.

                  In the event the Grantee's employment is terminated by the Company or a subsidiary thereof for "cause" (as defined in the Plan), or voluntarily by the Grantee without the consent of the Company, the Grantee's right to exercise any unexercised portion of this Option shall cease forthwith, and this Option shall thereupon terminate.

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                  In the event of Disability of the Grantee (as determined by the Board of Directors of the Company or the 1994 Stock Option Plan Committee of the Company, as the case may be, and as to the fact and date of which the Grantee is notified by the Board or that Committee, as the case may be, in writing), the Option shall be exercisable within thirty (30) days after the date of such Disability or, if earlier, the term originally prescribed by this Agreement. In such event, the Option shall be exercisable to the extent that the right to purchase the Option Shares hereunder has accrued on the date the Grantee becomes Disabled and is in effect as of such determination date.

                  In the event of the death of the Grantee while an employee of the Company or a subsidiary thereof, within thirty days after the termination of employment (other than termination for cause or without consent of the Company) the Option shall be exercisable to the extent exercisable but not exercised as of the date of death and in such event, the Option must be exercised, if at all, within one (1) year after the date of death of the Grantee or, if earlier, within the originally prescribed term of the Option.

                  5. Non-Assignability. The Option shall not be trans- ferable by the Grantee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Grantee's lifetime, only by the Grantee. The Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge,

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hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 5, or the levy of any attachment or similar process upon the Option or such right, shall be null and void.

                  6. Exercise of Option and Issue of Option Shares. The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Company, together with the tender of the Option price. Such written notice shall be signed by the person exercising the Option, shall state the number of Option Shares with respect to which the Option is being exercised, shall contain any warranty required by Section 7 below and shall otherwise comply with the terms and conditions of this Agreement and the Plan. The Company shall pay all original issue taxes with respect to the issue of the Option Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection herewith. Except as specifically set forth herein, the holder acknowledges that any income or other taxes due from him with respect to this Option or the Option Shares issuable pursuant to this Option shall be the responsibility of the holder. The holder of this Option shall have rights as a shareholder only with respect to any Option Shares covered by the Option after due exercise of the Option and tender of the full exercise price for the Option Shares being purchased pursuant to such exercise.

                  7. Purchase for Investment. Unless the offering and sale of the Option Shares to be issued upon the particular exercise of the Option shall

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have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), the Company shall be under no obligation to issue the Option Shares covered by such exercise unless and until the following conditions have been fulfilled:

                     (a) The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Option Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Option Shares, in which event the person(s) acquiring such Option Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Option Shares issued pursuant to such exercise:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Such shares may not be sold, transferred or otherwise disposed of unless they have first been registered under the Act or, unless, in the opinion of counsel satisfactory to the Company's counsel, such registration is not required."

                     (b) The Company shall have received an opinion of its counsel that the Option Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Option Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

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                  8. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

         If to the Company:                          Presstek, Inc.
                                                     8 Commercial Street
                                                     Hudson, NH 03051
                                                     Attn:  Richard A. Williams

         If to the Grantee:                          Marc G. Langlois
                                                     5717 N. Camino Arturo
                                                     Tucson, Arizona 85718

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions. Either party hereto may change the address of which notices shall be given by providing the other party hereto with written notice of such change.

                  9. Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of New Hampshire, except to the extent the law of the State of Delaware may be applicable.

                  10. Benefit of Agreement. This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by Robert E. Verrando, its duly authorized officer, and the Grantee has hereunto set his hand, all as of the day and year first above written.

                             PRESSTEK, INC., a Delaware corporation

                             /s/ Robert E. Verrando
                             -------------------------------------------
                                 Robert E. Verrando,
                                 Executive Vice President

                             /s/ Marc G. Langlois
                             -------------------------------------------
                                 Marc G. Langlois, Grantee

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